UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2019
________________________________________________________________________________
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)
________________________________________________________________________________

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant's telephone number, including area code)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	RTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.
On September 30, 2019, Raytheon Company (the “Company”) entered into a Competitive Advance and Revolving Credit Agreement (the “New Credit Agreement”) with certain financial institutions as lenders and JPMorgan Chase Bank, N.A., as administrative agent, for a $1.25 billion revolving facility, with a $500 million letter of credit sublimit (the “New Credit Facility”). The New Credit Facility extends the maturity date under the Company’s prior credit facility established under the Five-Year Competitive Advance and Revolving Credit Agreement dated as of November 13, 2015 (the “Prior 5-Year Credit Agreement”) from November 13, 2020 to November 15, 2021. This summary (including the following paragraphs) is qualified in its entirety by the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.
The New Credit Agreement terminates on November 15, 2021, and requires no scheduled prepayments before that date. The New Credit Agreement is unsecured.
The interest rates applicable to loans under the New Credit Agreement involve various rate options that are generally available to the Company. The rates are calculated using a combination of conventional base rate measures plus a margin over those rates. The base rates include an alternative base rate and a Eurodollar rate. The actual rate will depend on the level of these underlying rates plus a margin based on the Company’s credit rating as set forth in a grid. In addition, the Company is permitted to seek loans at interest rates that are determined through a competitive bid process. The New Credit Agreement also provides for facility fees that vary depending on the Company’s credit rating. As under the Company’s Prior 5-Year Credit Agreement, the New Credit Agreement also provides for conventional affirmative and negative covenants, including a financial covenant relating to the ratio of indebtedness to capitalization. In addition, the New Credit Agreement contains certain customary representations and warranties, and events of default, substantially similar to those in the Prior 5-Year Credit Agreement.
Some of the lenders under the New Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking, and trust and leasing services. In addition, the Company, from time to time, has entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.
Item 1.02 Termination of a Material Agreement.
In connection with entering into the New Credit Agreement, on September 30, 2019, the Company terminated the Prior 5-Year Credit Agreement. The Prior 5-Year Credit Agreement provided for an unsecured $1.25 billion revolving facility, with a $500 million letter of credit sublimit, terminating on November 13, 2020. The Company terminated the Prior 5-Year Credit Agreement early without penalty.
Item 9.01. Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit No.	Description
10.1
Competitive Advance and Revolving Credit Agreement by and among Raytheon Company, as the Borrower, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of September 30, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	October 3, 2019	By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Vice President, General Counsel and Secretary

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